Exhibit 32.2

RELM WIRELESS CORPORATION

CERTIFICATION PURSUANT TO

18 U.S.C. SECTION 1350,

SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

In connection with the Quarterly Report of Relm Wireless Corporation (the “Company”) on Form 10-Q for the period ending June 30, 2003 as filed with the Securities and Exchange Commission on the date hereof (the “Report”), I, William P. Kelly, Vice President-Finance and Chief Financial Officer of the Company, certify, pursuant to 18 U.S.C. ss. 1350, as adopted pursuant to ss. 906 of the Sarbanes-Oxley Act of 2002, that:

(1)

The Report fully complies with the requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

(2)

The information contained in the Report fairly presents, in all material respects, the financial condition and result of operations of the Company.

/s/ William P. Kelly

William P. Kelly

Vice President-Finance and

Chief Financial Officer

August 13, 2003